Exhibit 10.3(b)

LOJACK CORPORATION

société de droit de l’Etat du Massachusetts

immatriculée sous le numéro (FED ID) 04-2664794

SIGEFI VENTURES GESTION
139, rue Vendôme, 69006 Lyon

CREDIT LYONNAIS
43/47, av. de la Gde Armée
75116 Paris

VIVERIS
6 allée Turcat Méry
13008 Marseille

Paris, July 28, 2003

Re. : Traqueur SA

Dear Sirs,

Further to your letter dated July 25, 2003, informing us of a contemplated transfer of 400 shares to Tracker Network UK Ltd, we hereby inform you that, in accordance with clause 3.2.2(b) of the agreement entered into between the shareholders of Traqueur SA on November 26, 2001, we exercise our pre-emptive right on all of the 400 shares of Traqueur SA to be transferred to Tracker Network UK for an aggregate purchase price of € 40,000 (forty thousand euros).

Please confirm, by counter-signing this letter, this share transfer and by remitting to us the appropriate share transfer form for an aggregate of 400 shares, on the receipt of which we will proceed with the wire-transfer of the total purchase price, i.e. € 40,000.

Best regards,

Sigefi Ventures Gestion	Credit Lyonnais	Viveris

/s/ William Duvall
LoJack Corp.

Copy to: Tracker Network UK

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